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                                                                   EXHIBIT 10(6)

                            AAH HOLDINGS CORPORATION

                           2004 EQUITY INCENTIVE PLAN

1.    Purpose.

      The purpose of this Equity Incentive Plan (the "Plan") is to advance the interests of AAH Holdings Corporation, a Delaware corporation (the "Company"), by enhancing the ability of the Company and its subsidiaries to attract and retain able employees, consultants or advisers; to reward such individuals for their contributions; and to encourage such individuals to take into account the long-term interests of the Company and its subsidiaries through interests in shares of the Company's Common Stock, $.01 par value per share (the "Stock"). Any employee, consultant, or adviser selected to receive an award under the Plan is referred to as a "participant".

      The Plan is intended to accomplish these goals by enabling the Company to grant awards in the forms of Options, Restricted Stock Awards, Unrestricted Stock, or combinations thereof, all as more fully described below. Options granted pursuant to the Plan may be incentive stock options as defined in section 422 of the Internal Revenue Code of 1986 (as from time to time amended, the "Code") (any Option that is intended so to qualify as an incentive stock option being referred to herein as an "incentive option"), or Options that are not incentive options, or both. Except as otherwise expressly provided with respect to an Option grant, no Option granted pursuant to the Plan shall be an incentive option.

2.    Administration.

      The Plan shall be administered by the Board of Directors (the "Board") of the Company. The Board shall have discretionary authority, not inconsistent with the express provisions of the Plan, (a) to grant awards to such eligible persons as the Board may select; (b) to determine the time or times when awards shall be granted and the number of shares of Stock subject to each award; (c) to determine which Options are, and which Options are not, intended to be incentive options; (d) to determine the terms and conditions of each award; (e) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time;
(f) to adopt, amend, and rescind rules and regulations for the administration of the Plan; and (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Board shall be conclusive and shall bind all parties. Subject to Section 12, the Board shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by him or her under an award, to waive any condition or provision of an award, and to amend or cancel any award (and if an award is canceled, to grant a new award on such terms as the Board shall specify), except that the Board may not take any action with respect to an outstanding award that would adversely affect the rights of the participant under such award without such participant's consent. Nothing

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in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 4(c) and Section 6(g).

      The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the "Committee"), in which event all references (as appropriate) to the Board hereunder shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members. On and after registration of the Stock under the Securities Exchange Act of 1934 (the "1934 Act"), the Board shall delegate the power to select directors and officers to receive awards under the Plan and the timing, pricing, and amount of such awards to a Committee, all members of which shall be disinterested persons within the meaning of Rule 16b-3 under the 1934 Act and "outside directors" within the meaning of section 162(m)(4)(c)(i) of the Code.

3.    Effective Date and Term of Plan.

      The Plan shall become effective on the date on which it is approved by the shareholders of the Company. Grants of awards under the Plan may be made prior to that date (but after Board adoption of the Plan), subject to approval of the Plan by the shareholders.

      No awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but awards previously granted may extend beyond that date.

4.    Shares Subject to the Plan.

      (a) Number of Shares. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be the subject of awards granted under the Plan shall be 1,702.9316, of which 739.7927 Shares shall be allocated to Options or Restricted Stock which shall be time-vested, 778.7292 Shares shall be allocated to Options or Restricted Stock which shall be time-vested and shall also vest based on the attainment of performance goals determined by the Board and 184.4097 Shares shall be allocated to Options or Unrestricted Stock which shall be fully vested, in each case as specified in the certificate evidencing the grant of such award. If any award granted under the Plan terminates without having been exercised in full, is forfeited, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such award was not exercised shall be available for future grants.

      (b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock, or if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

      (c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization, or other change in the Company's capital stock, the number and kind of shares of Stock or securities of the Company subject to awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares or

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securities that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

      The Board may also adjust the number of shares subject to outstanding awards, the exercise price of outstanding awards, and the terms of outstanding awards, to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 10), acquisitions or dispositions of stock or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided, that no such adjustment shall be made in the case of an incentive option, without the consent of the participant, if it would constitute a modification, extension, or renewal of the Option within the meaning of section 424(h) of the Code.

5.    Awards; Etc.

      Persons eligible to receive awards under the Plan shall be those persons who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. A subsidiary for purposes of the Plan shall be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

      Incentive options shall be granted only to "employees" as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options.

6.    Terms and Conditions of Options.

      (a) Exercise Price of Options. The exercise price of each option to acquire Stock (an "Option") shall be determined by the Board, but in the case of an incentive option shall not be less than 100% (110%, in the case of an incentive option granted to a ten-percent shareholder) of the fair market value of the Stock at the time the Option is granted; nor shall the exercise price be less, in the case of an original issue of authorized stock, than par value. For this purpose, "fair market value" in the case of incentive options shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to incentive options; and "ten-percent shareholder" shall mean any participant who at the time of grant owns directly, or by reason of the attribution rules set forth in section 424(d) of the Code is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

      (b) Duration of Options. An Option shall be exercisable during such period or periods as the Board may specify. In the case of an Option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the Option may be exercised. The latest date on which an Option may be exercised (the "Expiration Date") shall be the date which is ten years (five years in the case of an incentive Option granted to anyone other than a "ten percent shareholder" as defined in (a) above) from the date the Option was granted or such earlier date as may be specified by the Board at the time the Option is granted, or in the case of any performance Options issued by the Company under the Plan, 30 days following the

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date it is determined whether such performance Options have been earned solely if such date occurs after such 10 year period.

      (c)   Exercise of Options.

            (i) An Option shall become exercisable at such time or times and upon such conditions as the Board shall specify. In the case of an Option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the Option may be exercised.

            (ii) Any exercise of an Option shall be in writing, signed by the proper person and furnished to the Company, accompanied by (A) such documents as may be required by the Board and (B) payment in full as specified below in Section 6(d) for the number of shares of Stock for which the Option is exercised.

            (iii) If an Option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the Option has been transferred by the participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the Option.

      (d) Payment for and Delivery of Stock. Stock purchased upon exercise of an Option under the Plan shall be paid for as follows: (i) in cash, check acceptable to the Company (determined in accordance with such guidelines as the Board may prescribe), or money order payable to the order of the Company, or
(ii) if so permitted by the Board (which, in the case of an incentive option, shall specify such method of payment at the time of grant), (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months unless the Board specifies a shorter period) having a fair market value on the last business day preceding the date of exercise equal to the purchase price, (B) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, (C) by delivery to the Company of a promissory note of the participant with a reasonable commercial rate of interest, such note to be payable on such terms as are specified by the Board, or (D) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check or promissory note of the person exercising the Option.

7.    Restricted Stock.

      (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board may grant shares of Stock in such amounts and upon such terms and conditions as the Board shall determine in accordance with this
Section 7 ("Restricted Stock").

      (b) Restricted Stock Agreement. The Board may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award

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Agreement, the Board may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

      (c) Transferability and Other Restrictions. Except as otherwise provided in this Section 7, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Board and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the "Restricted Period"). Except as the Board may otherwise determine under Section 9, if a Participant suffers a Termination of Service (as defined at Section 9) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares; provided, that if no cash was paid by the Participant any such shares of Restricted Stock that would otherwise be subject to repurchase by the Company in accordance with the foregoing shall be automatically forfeited to the Company.

      During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company's possession the certificate or certificates representing such shares.

      (d)   Removal of Restrictions. Except as otherwise provided in this
Section 7, a share of Restricted Stock covered by a Restricted Stock grant shall become freely transferable by the Participant upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Board, in its sole discretion, shall have the right at any time immediately to waive all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Participant.

      (e) Voting Rights, Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Board shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock including any dividends and distributions paid in shares shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

      (f) Other Awards Settled with Restricted Stock. The Board may, at the time any Award described in this Section 7 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

      (g) Notice of Section 83(b) Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of filing such election with the Internal Revenue Service.

8.    Unrestricted Stock.

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      Subject to the terms and provisions of the Plan, the Board may grant or sell shares of fully vested and unrestricted Stock in such amounts and for such consideration, if any, as the Committee shall determine ("Unrestricted Stock"); provided, that the aggregate number of shares of Unrestricted Stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cash compensation equal to such fair market value, shall not exceed 100,000 shares.

9.    Termination of Employment.

      In the case of any award, the Board may, through agreement with the participant (including without limitation, any Stockholders Agreement of the Company to which the participant is a party), resolution, or otherwise, provide for post-termination exercise provisions different from those expressly set forth in this Section 9, including without limitation the vesting immediately prior to termination of all or any portion of an award not otherwise vested prior to termination, and, in the case of an Option, terms allowing a later exercise by a former employee, consultant or advisor (or, in the case of a former employee, consultant or advisor who is deceased, the person or persons to whom the award is transferred by will or the laws of descent and distribution) as to all or any portion of the award not exercisable immediately prior to termination of employment or other service, but in no case may an award be exercised after the Expiration Date. If the Board does not otherwise provide for such provisions and if a participant's employment or other service relationship with the Company and its subsidiaries terminates prior to the Expiration Date (including by reason of death) the following shall apply:

      (a)   Options.

            (i) Options that are not vested immediately prior to the termination shall automatically terminate upon termination. To the extent vested immediately prior to termination of employment or other service, the Option shall continue to be vested and shall be exercisable thereafter during the period prior to the Expiration Date and (i) in the case of time-vested Options, within 60 days following such termination (90 days in the event that a participant's service terminates by reason of death), and
      (ii) in the case of performance Options, within 30 days following the date value is determined as specified by the Board in the Option certificate evidencing the grant of such Options; provided, however, that if the participant's employment or other service is terminated "for cause" as defined in (ii) below, all unvested or unexercised awards shall terminate immediately. Except as otherwise provided in an award, after completion of such exercise period, such awards shall terminate to the extent not previously exercised, expired, or terminated.

            (ii) For purposes of the foregoing, termination for "cause" shall mean that the Board of Directors of the Company has determined, in its reasonable judgment, that any one or more of the following has occurred:

                  a) the participant shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any crime involving dishonesty or moral turpitude;

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                  b)    the participant shall have committed any fraud, theft,
                  embezzlement, misappropriation of funds, breach of fiduciary duty or act of dishonesty;

                  c) the participant shall have breached in any material respect any of the provisions of any agreement between the participant and the Company, including, without limitation, the Company's Stockholders Agreement;

                  d) the participant shall have engaged in conduct likely to make the Company or any of its Affiliates subject to criminal liabilities other than those arising from the Company's normal business activities; or

                  e) the participant shall have willfully engaged in any other conduct that involves a breach of fiduciary obligation on the part of the participant or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates.

            No Option shall be exercised or surrendered in exchange for a cash payment after the Expiration Date.

      (b) Restricted Stock. Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with
Section 7.

10. Mergers, etc. Except as otherwise provided at the time of grant, in the event of a consolidation or merger of the Company in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding voting stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all the Company's assets (a "Covered Transaction"), the following rules shall apply:

            (i) Subject to paragraph (ii) below, all outstanding awards requiring exercise will cease to be exercisable (after any payment or other consideration deemed equitable by the Board for the termination of any vested portion of any award is made), and all other awards to the extent not fully vested (including awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the Covered Transaction, provided that the Board may in its sole discretion on or prior to the effective date of the Covered Transaction,
      (1) make any outstanding Options exercisable in part or in full, (2) remove any performance or other conditions or restrictions on any awards, and/or (3) in the event of a Covered Transaction under the terms of which holders of the Stock of the Company will receive upon consummation thereof a payment (whether cash, non-cash or a combination of the foregoing) for each such share surrendered in the Covered Transaction, make or provide for a payment (whether cash, non-cash or a combination of the foregoing) to the participant equal to the difference between (A) the fair market value of the Stock times the number of shares of Stock subject to outstanding awards (to the extent then exercisable at prices not in excess of

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      the fair market value) and (B) the aggregate exercise price of all such outstanding awards in exchange for the termination of such award by action of the Board which may be reflected in a resolution or in an Option certificate or similar instrument or agreement; or

            (ii) With respect to an outstanding award held by a participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or an affiliate of such an entity, the Board may at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in paragraph (i) above, arrange to have such surviving or acquiring entity or affiliate assume any award held by such participant outstanding hereunder or grant a replacement award which, in the judgment of the Board, is substantially equivalent to any award being replaced.

      The Board may grant awards under the Plan in substitution for awards held by directors, employees, consultants or advisers of another corporation who concurrently become directors, employees, consultants or advisers of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

11.   General Provisions

      (a) Documentation of Awards. Awards will be evidenced by such written instruments, if any, as may be prescribed by the Board from time to time. Such instruments may be in the form of agreements to be executed by both the participant and the Company, or certificates, letters or similar instruments, which need not be executed by the participant but acceptance of which will evidence agreement to the terms thereof.

      (b) Rights as a Stockholder, Dividend Equivalents. Except as specifically provided by the Plan, the receipt of an award will not give a participant rights as a stockholder; the participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the award, only upon the issuance of Stock. However, the Board may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been outstanding. Without limitation, the Board may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the participant.

      (c) Delivery of Stock. A participant shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

      The Company shall not be obligated to deliver any shares of Stock (i) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (ii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official

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notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, if the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

      (d) Nontransferability of Awards. No award may be transferred other than by will or by the laws of descent and distribution, and during a participant's lifetime an award may be exercised only by him or her; provided, however, that the foregoing provisions shall not prohibit any pledge of an award to the Company.

      (e) Employment Rights. Neither the adoption of the Plan nor the grant of awards shall confer upon any participant any right to continue as an employee of, or consultant or adviser to, the Company or any subsidiary or affect in any way the right of the Company or a subsidiary to terminate the participant's relationship at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company to the participant by contract or otherwise.

      (f) Deferral of Payments. The Board may agree at any time, upon request of the participant, to defer the date on which any payment under an award will be made.

      (g) Past Services as Consideration. Where a participant purchases Stock under an award (other than an Option), the Board may accept in satisfaction of the purchase price such lawful consideration, including past services, as it determines appropriate.

      (h) Tax Withholding. The Company will withhold from any cash payment made pursuant to an award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

      In the case of an award pursuant to which Stock may be delivered, the Board will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Stock or removal of restrictions thereon. If and to the extent that such withholding is required, the Board may permit the participant or such other person to elect at such time and in such manner as the Board provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Board may make such share withholding mandatory with respect to any award at the time such award is made to a participant.

      If at the time an incentive option is exercised the Board determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise

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that the person exercising the incentive option agree (i) to provide for withholding under the preceding paragraph of this Section 11(h), if the Board determines that a withholding responsibility may arise in connection with tax exercise, (ii) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Stock received upon exercise, and
(iii) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

12.   Effect, Discontinuance, Cancellation, Amendment, and Termination.

      Neither adoption of the Plan nor the grant of awards to a participant shall affect the Company's right to make awards to such participant that are not subject to the Plan, to issue to such participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued.

      The Board may at any time discontinue granting awards under the Plan. With the consent of the participant, the Board may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Board specifies. The Board may at any time or times amend the Plan or any outstanding award for the purpose of satisfying the requirements of section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of awards; provided, that except to the extent expressly required by the Plan, no such amendment shall adversely affect the rights of any participant (without his or her consent) under any award previously granted, nor shall such amendment, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of incentive stock options under Section 422 of the Code and to continue to qualify under Rule 16b-3 promulgated under Section 16 of the 1934 Act.

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